ACSB Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

517 Route One	C e r t i f i e d P u b l i c A c c o u n t a n t s a n d A d v i s o r s	330 7th Avenue
Iselin, New Jersey 08830 732. 855.9600 Fax:732.855.9559 www.acsbco.com		Suite 202 New York, NY 10001 212.867.1319

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to Form S-1 Registration Statement (Registration No. 333-171928)  of our audit report dated May 3, 2010, Except for Note 2 which date was March 31, 2011 relating to the consolidated financial statements of AIVtech Holding (H.K.) Limited, the wholly owned subsidiary of AIVtech International Group Co., as of and for the year ended December 31, 2009, and to the reference of our Firm under the heading “Experts” in such Registration Statement.

/S/ Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

New York, New York
September 16, 2011

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